Exhibit 10.1

Business Development & Marketing Consulting Agreement

(This Agreement shall supersede and replace any and all prior agreements executed between Party A and Party B on April 16th, 2024.)

Party A

mF International Ltd (Hereinafter referred to as “Party A”, “MFI”)

Party B:

CAKL Holdings Sdn Bhd (Hereinafter referred to as “Party B”, “CAKL”)

Party A is a publicly listed company on Nasdaq in the United States, with the stock ticker MFI. Party B is a consulting company based in Malaysia specializing in marketing and business development. Party A has decided to hire Party B as a consultant for business development, market expansion, sales channel establishment, marketing strategies, and product planning, etc. Party B also agrees to act as a consultant for Party A.

Scope of Service

Party B agrees to provide consulting services for Party A as follows:

●	Assist Party A in business expansion and evaluation of marketing strategy.
●	Formulate and execute sales strategies and make adjustments based on results.
●	Conduct market research and data collection to support Party A’s business planning.
●	Provide professional planning and advertising promotion schemes to attract more potential clients for Party A.
●	Negotiate joint market development programs with clients from Southeast Asia on behalf of Party A.
●	Communicate with relevant government agencies on behalf of Party A to obtain necessary approvals.
●	Assist Party A in negotiating contracts with potential clients.
●	Other matters related to sales and business expansion.

Service Period

The service period between both Parties will be two years, from May 20th, 2024, to May 19th, 2026. After the service expires, this Agreement can be extended for an additional 6 months upon written agreement by both parties.

Conflict of interest

During the term of the agreement with Party B, Party A has the right to request services from Party B during reasonable working hours. However, Party B not only provides services to Party A, but also has the right to provide corresponding services to other entities and individuals. If the services provided by Party B to other individuals or entities conflict or contradict with this agreement in terms of commercial interests to a certain extent, Party B must promptly notify Party A in writing. Upon receiving the notice, Party A has the right to decide whether to continue to fulfill this agreement with Party B. If Party A does not raise objections within seven days after receiving the notice, it implies that Party A allows Party B to engage in other business activities and agrees that Party B continues to provide services to other parties.

Party B’s right

Party B has no right to sign any agreement, contract, or letter of intent on behalf of Party A. Unless Party A issues a written authorization, Party B has no right to represent Party A or assume any legal rights and responsibilities on behalf of Party A.

Compensation

Party A agrees to pay Party B a compensation of $700,000 (SEVEN HUNDRED THOUSAND USD) for the two years term of Agreement. The compensation can be paid to Party B, or to the company or individual designated by Party B.

Confidentiality and non-Passover Clause

In this agreement, “Confidential Information” refers to any information disclosed by the disclosing party to the recipient party that is considered confidential (whether in written, oral, electronic document, samples, specimens, computer programs, or any other form), or any information and data related to the project obtained by the recipient party during project negotiations or obtained by the recipient party during the project, which is not known to the public, or any information and data that is exclusive or confidential to the target party in the project process. This includes but is not limited to any information and data related to the project, as well as any information related to the disclosing party’s strategies, operations, methods, systems, processes, plans or intentions, intellectual property rights, trade secrets, market opportunities, business or financial matters. Party B agrees to strictly observe the confidentiality of Party A’s business, operations, or prospects. Without prior consent from Party A, Party B shall not disclose Party A’s trade secrets and other confidential information to any third party, except Party A’s lawyers, auditors, commercial and investment banks.

Written Modification

Any modification of this Agreement shall come into force only after it is confirmed in writing by both parties.

Copies of the Agreement

This Agreement is made in duplicate. Each copy can be regarded as the original copy of the contract. Both parties can exchange the original copies by fax or other electronic signing methods such as Email. All copies signed by fax or other electronic signing methods will be regarded as the original copies and shall take effect immediately.

Governing Law and Dispute Resolution

This agreement is governed by the laws of the Hong Kong Special Administrative Region. The establishment, validity, interpretation, performance, and resolution of disputes arising from this agreement shall be governed by the laws of the Hong Kong Special Administrative Region.

Payment Instruction

Company Name:

Account Number

USD：

HKD：

Bank Name:

Bank Code:

Swift Code:

Bank Address:

Signature

If both parties understand and agree to the above terms, please sign at the designated place in this Agreement. This Agreement shall take effect immediately upon the signatures of both parties.

This page is for signature and has no legal content.

Party A: mF International Limited

Authorized Representative:

Signature _________________________

Date of Signing: May 20th, 2024

Party B: CAKL Holdings Sdn Bhd

Authorized Representative:

Signature _________________________

Date of Signing: May 20th, 2024